Exhibit 10.50

SUBLEASE

THIS SUBLEASE is made and entered into this 24th day of November, 2003, by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (“Sublandlord”) and AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

1.  Basic Lease Provisions.

A. Property Address:  4570 Executive Drive, San Diego, California 92121;

B. Subtenant’s Address for notices before and after the Commencement Date: 9360 Towne Centre Drive, Suite 110, San Diego, CA, 92121, Attn: Executive Director of Operations, with a copy to: Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, CA, 92121, Attn: Lloyd Rowland, Vice President and General Counsel;

C. Sublandlord’s Address for notices: Bristol-Myers Squibb Company, Attention: Corporate Real Estate Department, P.O. Box 4000, Princeton, NJ  08543-4000, with a copy to Smith Stratton Wise Heher & Brennan, LLP, Attention: Christopher S. Tarr, Esq., 600 College Road East, Princeton, NJ  08540;

D. Prime Landlord: LMC-Shoreham Investment Company, LLC, and Convoy Court Investment Company, LLC, as tenants in common;

E. Prime Landlord’s Address for notices: LMC-Shoreham Investment Company, LLC, 4570 Executive Drive, Suite 430, San Diego, CA 92121;

F. Identification of Prime Lease: Lease made February 23, 1999, between CombiChem, Inc., and LMC-Shoreham Investment Company, LLC, and Convoy Court Investment Company, LLC, as tenants in common;

G. Sublease Term: From the Commencement Date through January 31, 2015;

H. Commencement Date: The  later to occur of: (i) the date upon which this Sublease is fully executed by and delivered to each of the parties; and (ii) the date upon which Prime Landlord’s executed Consent of Prime Landlord and any lender’s executed Subordination, Non-Disturbance and Attornment Agreement, each of which shall be in a form acceptable to Subtenant, are delivered to each of the parties;

I. Expiration Date: January 31, 2015;

J. Base Rent: $2,577,396.36 per annum, payable in equal monthly installments of $214,783.03 on the first day of each month during the Term and subject to escalation as provided in Section 12 of the Schedule of the Prime Lease; provided, however, that, so long as Subtenant is not in default of any of its obligations hereunder beyond all applicable cure periods, (i) 100% of the monthly installments of the Base Rent shall be abated for the period of one year commencing on the date which is sixty (60) days after the Commencement Date (the “Rent Commencement Date”); and (ii) 50% of the monthly installments of the Base Rent shall be abated for the period of one year commencing on the first anniversary of the Rent Commencement Date;

K. Payee of Rent: Sublandlord;

L. Address for Payment of Rent: By wire transfer to Bristol Myers Squibb Company, Chase Manhattan Bank of New York, ABA# 021-0000-21, Account # 323232914;

M. Sublease Share: Sixty-two and one-half percent (62.5%);

N. Description of Premises: The entire “Premises” as defined in, and leased pursuant to, the Prime Lease, consisting of  77,539 rentable square feet on second, third and fourth floors of the building (the “Building”) located at 4570 Executive Drive, San Diego, California, as depicted on Exhibit A to the Prime Lease;

O. Security Deposit: $1,288,698.18 in cash or irrevocable standby letter of credit in form reasonably satisfactory to Sublandlord; provided, however, that the amount of the Security Deposit shall be reduced to $214,783.03 after, and for so long as, Subtenant obtains, and thereafter maintains, either (i) a credit rating of BBB or better from Standard & Poor’s or (ii) at least $300,000,000 in annual sales;

P. Subtenant’s Use: The Permitted Uses, as such term is defined in Section 13 of the Prime Lease; and

Q. Broker: Phase 3 Properties, Inc., on behalf of Sublandlord, and Burnham Real Estate Services, on behalf of Subtenant.

2. Prime Lease. Sublandlord is the tenant under a lease (the “Prime Lease”) with the Prime Landlord identified in Section 1(D), bearing the date specified in Section 1(F).  The Prime Lease is attached hereto as Exhibit “A” and is hereby incorporated herein.

3. Sublease. Sublandlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Subtenant to be performed, hereby subleases to the Subtenant, and the Subtenant accepts from the Sublandlord, certain space described in Section 1(N) (the “Premises”) and shown on Exhibit A to the Prime Lease.

4. Term. Subject to Section 5, the term of this Sublease (the “Term”) shall commence on the date (hereinafter the “Commencement Date”) which is the date specified in Section 1(H); and shall expire on the date (the “Expiration Date”) specified in Section 1(I), unless sooner terminated as otherwise provided elsewhere in this Sublease.

5. Possession. In lieu of Sublandlord cleaning all floors, ceilings and walls, touching-up the paint and replacing any missing floor tiles prior to delivery of the Premises to Subtenant, Sublandlord shall provide Subtenant with a cash allowance of Nine Thousand One Hundred Dollars ($9,100.00) which shall be due and payable on the Commencement Date.  Except as otherwise set forth herein, the Premises are to be delivered by Sublandlord to Subtenant “AS IS,” and shall include all personal property, furniture and telephones and related equipment located in the Premises on the Commencement Date.  If the Premises are not delivered on or before the date specified in Section 1(H) hereof, this Sublease shall remain in effect, Sublandlord shall have no liability to Subtenant as a result of any delay in occupancy, but unless the delay is occasioned by any act or omission of Subtenant, the Commencement Date determined in accordance with Section 4 hereof shall be delayed to the date on which such work is substantially completed; in no event shall the Expiration Date be delayed.  Notwithstanding the foregoing or any provision of this Sublease to the contrary, if for any reason Sublandlord cannot deliver possession of the Premises to Subtenant by February 29, 2004, Subtenant may terminate this Sublease at Subtenant’s election upon written notice to Sublandlord.

6. Subtenant’s Use. The Premises shall be used and occupied only for the Subtenant’s Use set forth in Section 1(P).

7. Rent. Beginning on the Rent Commencement Date, Subtenant agrees to pay the Base Rent as set forth in Section 1(J) to the Payee specified in Section 1(K), at the address specified in Section 1(L), or to such other payee or at such other address as may be designated by notice in writing from Sublandlord to Subtenant, without prior demand therefor and without any deduction or setoff whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, commencing on the Rent Commencement Date, subject, however to the abatement of Base Rent as set forth in Section 1(J).  Subtenant shall pay the first installment of Base Rent on the first day of the thirteenth (13th) month after the Rent Commencement Date, which shall be in the amount of one-half (1/2) of one month’s Base Rent.  Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Subtenant to Sublandlord under this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.” Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease. If Rent is not paid when due, Subtenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Sublandlord to Prime Landlord for an equivalent default under the Prime Lease.

8.  Additional Rent.

A.  If and to the extent that Sublandlord is obligated to pay additional rent under the Prime Lease, whether such additional rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges or other expenses incurred by the Prime Landlord in connection with the Property, commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord, the percentage of such additional rent (to the extent such additional rent is attributable to events occurring during the term of this Sublease) which is set forth in Section 1(M) as the Sublease Share. Such payment shall be due from Subtenant to Sublandlord no fewer than five (5) days prior to the date upon which Sublandlord’s payment of such additional rent is due to the Prime Landlord, provided that Subtenant shall have been billed therefor at least ten (10) days prior to such due date (which bill shall be accompanied by a copy of Prime Landlord’s bill and other material furnished to Sublandlord in connection therewith).  Notwithstanding the foregoing, Subtenant shall make estimated monthly payments of Operating Cost Share Rent, as such term is defined in, and in the manner set forth in, Section 2 of the Prime Lease, to Sublandlord on the first day of each month together with the payment of Base Rent.

B. The Sublease Share provided for in Section 1(M) is calculated by dividing the rentable area of the Premises by the rentable area of the Building.  In the event the rentable area of the Premises or the area of the Building shall be changed during the Term, then the Sublease Share shall be recalculated.

9.  Subtenant’s Obligations. Subtenant shall be responsible, and shall pay, for the following:

A. The Sublease Share of all utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises. Subtenant shall hold Sublandlord harmless from all costs or expenses Sublandlord may incur from Subtenant’s failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.  Subtenant shall not be required to install, or pay for the installation of, a separate meter or submeter.

B. All maintenance, repairs and replacements as to the Premises and its equipment, to the extent Sublandlord is obligated to perform the same under the Prime Lease.

10. Quiet Enjoyment. Sublandlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord, if required under the Prime Lease. So long as Subtenant is not in default in the performance of its covenants and agreements in this Sublease, Subtenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord.  Sublandlord hereby represents and warrants to Subtenant, that, to the best of Sublandlord’s knowledge, neither Sublandlord nor Prime Landlord is in default of its respective obligations under the Prime Lease.

11. Subtenant’s Insurance. Subtenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublandlord under the Prime Lease, naming Sublandlord, as well as Prime Landlord, in the manner required therein, and such property insurance as is required to be carried by Sublandlord under the Prime Lease to the extent such property insurance pertains to the Premises. If the Prime Lease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements that are located in the Premises, as well as alterations in the Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant’s insurance required hereunder not later than ten (10) days prior to Subtenant’s taking possession of the Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Subtenant hereby waives only those claims against Prime Landlord and Sublandlord for business interruption or property damage to the Premises or its contents, but solely to the extent that Sublandlord is required to waive such claims against Prime Landlord under Paragraph 8 of the Prime Lease. Sublandlord hereby waives such claims against Subtenant for loss of rents or damage to property sustained by Sublandlord to the same degree that such claims are waived by Prime Landlord under Paragraph 8 of the Prime Lease.  Subject to the terms herein, Subtenant agrees to use reasonable efforts in good faith to obtain, for the benefit of Prime Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Prime Lease. Sublandlord agrees to use reasonable efforts in good faith to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, if and to the extent that Prime Landlord waives such claims against Sublandlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

12. Assignment Or Subletting.

A.  Subtenant shall not without the prior written consent of Sublandlord (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Subtenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Subtenant. Sublandlord’s consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Prime Landlord if such consent is required to be obtained under the Prime Lease. Any reasonable cost of obtaining Prime Landlord’s consent shall be borne by Subtenant.

B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Subtenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

C.  Notwithstanding anything in Section 12(A) or Section 12(B) to the contrary, Subtenant may assign or sublease part or all of the Premises without Sublandlord’s consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Subtenant; or (ii) any corporation resulting from the merger or consolidation with Subtenant or to any entity that acquires all of Subtenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes all of the obligations of Subtenant under this Sublease.  Sublandlord’s consent also shall not be required in connection with a public offering of stock by Subtenant.

13. Rules. Subtenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the building located at 4570 Executive Drive, San Diego, California  (the “Building”), including without limitation the Rules and Regulations attached to the Prime Lease as Exhibit B. Sublandlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

14. Repairs and Compliance. Subtenant shall promptly pay for the repairs set forth in Section 9(B) hereof and shall, at Subtenant’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Subtenant’s particular use or manner of use thereof.  Notwithstanding the foregoing, Subtenant shall not be responsible for compliance with the Americans With Disabilities Act of 1990, as amended (“ADA”) except to the extent that those requirements are based upon the Subtenant’s occupancy, alteration, improvement or use of the Premises.

15. Fire or Casualty or Eminent Domain. In the event Sublandlord is entitled, under the Prime Lease, to an abatement of rent as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to an equivalent rent abatement hereunder. If the Prime Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations, Subtenant shall be responsible for repair or restoration of leasehold improvements or alterations; Subtenant shall make any insurance proceeds resulting from the loss which Sublandlord is obligated to repair or restore available to Sublandlord and shall permit Sublandlord to enter the Premises to perform the same, subject to such conditions as Subtenant may reasonably impose.

16. Alterations.

A.  Subtenant shall not make any alterations in or additions to the Premises (“Alterations”) if to do so would constitute a default under the Prime Lease. If Subtenant’s proposed Alterations would not constitute a default under the Prime Lease, Sublandlord’s prior written consent thereto shall nonetheless be required, but Sublandlord’s consent to such Alterations shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Prime Landlord, if such consent is required under the Prime Lease. If Alterations by Subtenant are permitted or consented to as aforesaid, Subtenant shall comply with all of the covenants of Sublandlord contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the performance of Alterations by Subtenant.

B.  Notwithstanding anything in this Section 16 to the contrary, if (i) either Sublandlord or Prime Landlord does not approve or reject Subtenant’s plans and specifications for Tenant’s Work within thirty (30) days after submittal thereof to such parties, or (ii) Subtenant is unable to secure all required licenses, permits and approvals from applicable governmental authorities necessary for it to perform Tenant’s Work and operate its business in the Premises (collectively, the “Required Approvals”) within one (1) year from the date Subtenant submits complete applications for each of the Required Approvals and despite Subtenant’s good faith and diligent efforts to secure each of the Required Approvals, then Subtenant may terminate this Sublease upon written notice to Sublandlord.

C.  Sublandlord hereby grants to Subtenant all of Sublandlord’s rights under Section 11(B) of the Prime Lease pertaining to signage, subject to the terms of the Prime Lease and the consent of Prime Landlord.

D.  Sublandlord hereby grants to Subtenant all of Sublandlord’s rights under the Prime Lease, if any, pertaining to roof access and cable, subject to the terms of the Prime Lease and the consent of Prime Landlord.

17. Surrender. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Subtenant’s right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant’s failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed “reasonable wear and tear.” Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment in the Premises.  Any of Subtenant’s removable trade fixtures, business equipment, inventory, furniture, and other articles of personal property installed in or on the Premises by Subtenant at its expense, shall remain the property to Subtenant. Subtenant shall surrender to Sublandlord all keys to the Premises and make known to Sublandlord the combination of all combination locks that Subtenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Subtenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant; provided, however, that, to the extent Prime Landlord notifies Subtenant in writing, at the time Subtenant requests Prime Landlord’s consent to an Alteration, that Prime Landlord will require the removal of such Alteration, Sublandlord shall have the right to require Subtenant to remove such Alterations made by Subtenant, or any portion thereof as designated by Prime Landlord in such written notice.  In such event, Subtenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Prime Landlord requires removal of any Alteration made by Subtenant, or a portion thereof, and Subtenant does not make such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Subtenant, or warehouse the same. Subtenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Sublandlord and Subtenant, Subtenant shall not be required to remove any Alterations performed by Sublandlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations. If, however, the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and if Sublandlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Premises for a period of sixty (60) days prior to the expiration of the Sublease, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing its Alterations and restoring the Premises as required.

18. Removal of Subtenant’s Property. Upon the expiration of this Sublease, Subtenant shall remove Subtenant’s articles of personal property incident to Subtenant’s business (“Trade Fixtures”); provided, however, that Subtenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant’s Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Subtenant, or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Sublandlord on demand, or Sublandlord may treat said Trade Fixtures as having been conveyed to Sublandlord with this Lease as a Bill of Sale, without further payment or credit by Sublandlord to Subtenant.

19. Holding Over. Subtenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Subtenant’s right to possession in consequence of an Event of Default hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Subtenant’s right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Subtenant hereunder immediately prior to the expiration or other termination of this Sublease or of Subtenant’s right to possession. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

20. Encumbering Title. Subtenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building, nor shall the interest or estate of Prime Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Premises or the Building arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the interest of Sublandlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Subtenant shall not permit the Premises or the Building to become subject to any construction, mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Subtenant, provided, however, that if so permitted under the Prime Lease, Subtenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Subtenant shall give to Prime Landlord and Sublandlord such security as may be deemed satisfactory to each of them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises or the Building by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Subtenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

21. Indemnity.

A.  Subtenant agrees to indemnify Sublandlord and its directors, officers, employees and affiliates (collectively, the “Sublandlord Indemnified Parties”) and hold the Sublandlord Indemnified Parties harmless from any and all losses, damages, liabilities and expenses which the Sublandlord Indemnified Parties may incur, or for which the Sublandlord Indemnified Parties may be liable to Prime Landlord or any other party, arising from the acts or omissions of Subtenant which are the subject matter of any indemnity or hold harmless of Sublandlord to Prime Landlord or any other party under the Prime Lease.

B.  Sublandlord agrees to indemnify Subtenant and its directors, officers, employees and affiliates (collectively, the “Subtenant Indemnified Parties”) and hold the Subtenant Indemnified Parties harmless from any and all losses, damages, liabilities and expenses which the Subtenant Indemnified Parties may incur, arising from any breach or default by Sublandlord of the Prime Lease or this Sublease, except to the extent caused by the willful misconduct or negligence of Subtenant, which shall include Subtenant’s failure to pay all sums due under this Sublease as and when due.  In the event any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord shall defend the same at Sublandlord’s expense by counsel reasonably satisfactory to Subtenant.

22. Sublandlord’s Reserved Rights. Sublandlord reserves the right, on not less than five (5) days’ prior notice, except in the event of an emergency, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Term, during Subtenant’s customary hours of operation.

23. Defaults. Subtenant agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

A. Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B. Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or under the laws of any State, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

D. Subtenant shall admit in writing its inability to pay its debts as they become due; or

E. The Premises are levied on by any revenue officer or similar officer; or

F. A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

G. Subtenant shall abandon the Premises during the Term hereof; or

H. Subtenant shall default in any payment of Rent required to be made by Subtenant hereunder when due as herein provided and such default shall continue for seven (7) days after the date when due; or

I. Subtenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 20 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Subtenant; or

J. Subtenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease; or

K. Subtenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Subtenant, and such default shall continue for thirty (30) days after notice thereof in writing to Subtenant.

24. Remedies. Upon the occurrence of any one or more Events of Default, Sublandlord may exercise any remedy against Subtenant that Prime Landlord may exercise for default by Sublandlord under the Prime Lease.

25. Security Deposit. To secure the full and faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Subtenant has deposited with Sublandlord the Security Deposit as specified in Section 1(O) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Sublandlord may have on account thereof, and upon such application Subtenant shall pay Sublandlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Sublandlord, then, provided such assignee agrees to be bound by the terms and conditions of this Sublease, including without limitation the obligation to return the Security Deposit to Subtenant as required herein, the Security Deposit or any portion thereof not previously applied may be turned over to Sublandlord’s assignee and if the same be turned over as aforesaid, Subtenant hereby releases Sublandlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if permitted by law, Sublandlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) if Subtenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, performed and observed, the sum deposited or the portion thereof not previously applied, shall be returned to Subtenant without interest no later than thirty (30) days after the expiration of the Term of this Sublease, provided Subtenant has vacated the Premises and surrendered possession thereof to Sublandlord at the expiration of the Term as provided herein; (e) in the event that Sublandlord terminates this Sublease or Subtenant’s right to possession by reason of an Event of Default by Subtenant, Sublandlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Subtenant’s default; (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Subtenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublandlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublandlord in partial liquidation of Sublandlord’s damages.

26. Notices and Consents. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Subtenant, addressed to Subtenant at the address specified in Section 1(B) or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord in accordance with this Section 26 or (b) if for Sublandlord, addressed to Sublandlord at the address specified in Section 1(C) or at such other place as Sublandlord may from time to time designate by notice in writing to Subtenant in accordance with this Section 26. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

27. Provisions Regarding Prime Lease. This Sublease and all the rights of the parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant which might cause a default or event of default by Sublandlord under the Prime Lease:

A. Provided Subtenant shall timely pay all Rent when and as due under this Sublease, Sublandlord shall pay, when and as due, all base rent, additional rent and other charges payable by Sublandlord to Prime Landlord under the Prime Lease;

B. Except as otherwise expressly provided herein, Sublandlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as tenant under the Prime Lease.

C. Except as otherwise expressly provided herein, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants that are also covenants of Sublandlord under the Prime Lease within ten (10) days after delivery by Sublandlord of written notice thereof, unless the Prime Lease or this Sublease specifies the date when performance of such covenant is required under the Prime Lease. Sublandlord shall have the right to enter the Premises to cure any default by Subtenant under this Section after giving Subtenant at least ten (10) days’ prior written notice of such default and Sublandlord’s intent to cure.

D. Sublandlord shall not agree to an amendment to the Prime Lease which might have an adverse effect on Subtenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Sublandlord shall first obtain Subtenant’s prior written approval thereof.

E. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises that are to be provided by Prime Landlord under the Prime Lease. Sublandlord shall have no duty to perform any obligations of Prime Landlord that Prime Landlord has agreed to provide under the Prime Lease or that are, by their nature, the obligation of an owner or manager of real property. For example, Sublandlord shall not be required to provide the services or repairs that the Prime Landlord is required to provide under the Prime Lease.

F. In the event and solely to the extent that Sublandlord is entitled to any rent abatement or credit under the Prime Lease, Subtenant shall be entitled to an equivalent abatement or credit hereunder.

28. Additional Services. Sublandlord shall cooperate with Subtenant to cause Prime Landlord to provide services required by Subtenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Subtenant shall pay Prime Landlord’s charge for such services promptly after having been billed therefor by Prime Landlord or by Sublandlord. If at any time a charge for such additional services is attributable to the use of such services both by Sublandlord and by Subtenant, the cost thereof shall be equitably divided between Sublandlord and Subtenant.

29. Prime Landlord’s Consent. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord’s obtaining prior written consent hereto by Prime Landlord, if such written consent is required under the Prime Lease. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s consent to this Sublease) with respect to the nature and operation of Subtenant’s business and/or the financial condition of Subtenant. Sublandlord and Subtenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not (a) create privity of contract between Prime Landlord and Subtenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Sublandlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof. Prime Landlord’s consent shall, however, be deemed to evidence Prime Landlord’s agreement that Subtenant may use the Premises for the purpose set forth in Section 1(R) and that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Sublandlord. If Prime Landlord fails to consent to this

Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent.

30. Brokerage. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker as specified in Section 1(Q), whose commission shall be paid by Sublandlord pursuant to a separate agreement between Sublandlord and Broker, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

31. Force Majeure. Neither party shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on such party’s part to be performed, with the exception of Subtenant’s obligation to pay Rent, if such party’s failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, terrorism, shortages, accidents, casualties, acts of God, acts caused directly by the other party or the other party’s agents, employees and invitees or any other cause beyond the reasonable control of the party failing to perform. This Section shall not be applicable, however, if Sublandlord’s failure timely to perform creates a default by Sublandlord under the Prime Lease.

32.  Estoppel Certificates and Non-Disturbance Agreement.  Within ten (10) days following any written request either party may make to the other from time to time, Sublandlord and Subtenant without any charge therefor, shall execute, acknowledge, and deliver a statement certifying to the other the following: (a) the Commencement Date of this Sublease; (b) the fact that this Sublease is unmodified and in full force and effect or, if there have been modifications hereto, that this Sublease is in full force and effect, as modified, and stating the date and nature of such modifications; (c) the date to which the Rent and other sums payable under this Sublease have been paid; (d) the fact that there are no current defaults under this Sublease by either Sublandlord or Subtenant except as specified in the statement; and (e) such other matters as may be reasonably requested by Sublandlord or Subtenant.  Sublandlord shall also obtain from Prime Landlord and Landlord’s lender, if any, a subordination, non-disturbance and attornment agreement with Subtenant in substantially the form attached  hereto.

33.                                 Hazardous Materials.

A.                 Sublandlord hereby represents and warrants to Subtenant that, during its occupancy of the Premises, Sublandlord conducted all of its activities and operations at the Premises in compliance with all applicable federal, state and local laws, regulations, statutes and ordinances pertaining to the protection of land, water, air, health, safety or the environment (collectively, “Environmental Laws”) and that any handling, transportation, storage, treatment or use of any hazardous materials or substances, as such terms are defined by the Environmental Laws (“Hazardous Materials”) that has occurred in the Premises during Sublandlord’s occupancy thereof was in compliance with all Environmental Laws. Sublandlord hereby covenants and agrees, at its sole cost and expense, to indemnify, defend, protect, save and hold harmless the Subtenant Indemnified Parties from and against any and all claims, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’ fees and disbursements and consultants’ fees (including any such fees and disbursements incurred in connection with the enforcement by Subtenant of its rights under this Section 33(A), any of which are incurred at any time, arising from or out of or in any way relating to any contamination, or threatened release of any Hazardous Materials, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Premises to the extent such Hazardous Materials are present as the result of the intentional acts or negligence of Sublandlord, its officers, employees or agents, and any violation of, or noncompliance with, or alleged violation of, or noncompliance with, any Environmental Laws, due to any act or omission of Sublandlord, its employees, invitees, agents or contractors, but in every case, Sublandlord’s responsibilities herein shall relate only to any such acts or failure to act after the Commencement Date of the Prime Lease and  prior to the Commencement Date of this Sublease.  Notwithstanding anything in this Section 33(A) to the contrary, Sublandlord may not settle or compromise any claim arising from or out of or in any way relating to the matters contemplated by this Section 33(A) without the prior written consent of the Subtenant (such consent not to be unreasonably withheld). This paragraph shall survive the expiration or earlier termination of this Sublease.

B.  Sublandlord, at its sole cost and expense, has obtained a Phase I environmental site assessment of the Premises and a copy of the results of that assessment  have been delivered to Subtenant prior to the execution of this Sublease.  Prior to the Commencement Date, Sublandlord, at its sole cost and expense, shall conduct a soils test of the area adjacent to the chemical waste shed and if such test indicates any contamination, Sublandlord shall remediate and remove any Hazardous Materials which are present.  If Sublandlord fails to complete such remediation by the Rent Commencement Date, Subtenant shall receive an abatement of Base Rent for each day after the Rent Commencement Date until Sublandlord completes such remediation.

C.  Subtenant hereby covenants and agrees (i) to cause all of its activities at the Premises during the Term to be conducted in compliance with all Environmental Laws; (ii) to obtain all permits and file all business plans necessary for the continued operation and maintenance of the emergency generator located at the Premises; and (iii) to provide Sublandlord with copies of all:  (a) correspondence, notices of violation, summons, orders, complaints or other documents received by the Subtenant pertaining to compliance with any Environmental Laws; and (b) licenses, certificates and permits required by the Environmental Laws.

D.  Subtenant hereby covenants and agrees, at its sole cost and expense, to indemnify, defend, protect, save and hold harmless the Sublandlord Indemnified Parties from and against any and all claims, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’ fees and disbursements and consultants’ fees (including any such fees and disbursements incurred in connection with the enforcement by Sublandlord of its rights under this Section 33(D), any of which are incurred at any time, arising from or out of or in any way relating to any contamination, or threatened release of any Hazardous Materials, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Premises to the extent such Hazardous Materials are present as the result of the intentional acts or negligence of Subtenant, its officers, employees or agents, and any violation of, or noncompliance with, or alleged violation of, or noncompliance with, any Environmental Laws, due to any act or omission of Subtenant, its employees, invitees, agents or contractors.  Notwithstanding anything in this Section 33(D) to the contrary, Subtenant may not settle or compromise any claim arising from or out of or in any way relating to the matters contemplated by this Section 33(D) without the prior written consent of the Sublandlord (such consent not to be unreasonably withheld).  This paragraph shall survive the expiration or earlier termination of the Term of this Sublease.

D.  The parties acknowledge and agree that the Premises were previously occupied by Sublandlord and Sublandlord’s predecessors and successors, and as a result thereof, there are residuals of chemicals existing in the Premises that would be difficult, if not impossible, to remove; accordingly, Sublandlord shall not be required to remove such residuals prior to the Commencement Date provided Subtenant shall not be required to remove any residuals which resulted from either party’s use or occupancy of the Premises either before or after the expiration or termination of this Sublease.

34. Additional Provisions.

A.                 Counterparts.  This Sublease may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

B.                   Entire Agreement.  This Sublease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations of the parties with respect thereto.

C.                   Effectiveness.  This Sublease shall become effective on and only on its execution and delivery by each party hereto.

D.                  Amendment.  This Sublease may not be altered, amended, changed, terminated, modified or supplemented in any respect, unless the same shall be in writing and signed by each party hereto.

E.                    Severability.  No determination by any court that any provision hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other provision hereof, or such provision in any circumstance not controlled by such determination.

F.                    Successors and Assigns.  This Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

G.                   Headings.  The headings of the Sections of this Sublease are included solely for convenience of reference and are not intended to govern, limit or aid in the construction of any of the terms or provisions hereof.

35. Parking.  Sublandlord hereby grants to Subtenant all of Sublandlord’s rights under Section 4(G) of the Prime Lease pertaining to parking, subject to the terms of the Prime Lease.

IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

WITNESS:	SUBLANDLORD:

BRISTOL-MYERS SQUIBB COMPANY

By:
Name:
Title:

SUBTENANT:

AMYLIN PHARMACEUTICALS, INC.

By:
Name:
Title: